Exhibit 99.1

Porter Bancorp Reports 3rd Quarter 2016 Net Income of $1.3 million or $0.04 per Diluted Share

Reports 28% NPA Reduction in 3rd Quarter

LOUISVILLE, Ky.--(BUSINESS WIRE)--October 26, 2016--Porter Bancorp, Inc. (NASDAQ: PBIB), parent company of PBI Bank, today reported unaudited results for the third quarter of 2016.

The Company reported that net income available to common shareholders for the third quarter of 2016 was $1.3 million, or $0.04 per basic and diluted common share, compared with net loss attributable to common shareholders of $1.0 million, or ($0.04) per basic and diluted share, for the third quarter of 2015. Net income available to common shareholders for the nine months ended September 30, 2016, was $3.8 million, or $0.13 per diluted common share, compared with net loss attributable to common shareholders of $2.3 million, or ($0.10) per diluted share, for the nine months ended September 30, 2015.

John T. Taylor, President and CEO of the Company noted, “More progress was made in the third quarter in reducing the overall levels of non-performing assets. Non-performing assets were reduced by $6.7 million from the previous quarter end and $16.1 million or 48% from the previous year end. We are also pleased to see a third consecutive profitable quarter supported by increasing net interest income versus the previous quarter.”

Net Interest Income – Net interest income increased to $7.5 million for the third quarter of 2016 compared to $7.2 million in the second quarter of 2016 and $7.5 million in the third quarter of 2015. Average loans increased to $626.1 million for the third quarter of 2016 compared with $619.3 million in the second quarter of 2016, and declined compared to $640.0 million in the third quarter of 2015. Net interest margin increased to 3.47% in the third quarter of 2016 compared to 3.34% in the second quarter of 2016 and 3.33% in the third quarter of 2015.

Our yield on earning assets increased to 4.15% in the third quarter of 2016 compared to 4.03% in the second quarter of 2016 and 4.07% in the third quarter of 2015. Our cost of funds was 0.78% in the third quarter of 2016 compared to 0.79% in the second quarter of 2016 and improved from 0.83% in the third quarter of 2015.

Allowance for Loan Losses and Recovery of Provision – The allowance for loan losses to total loans was 1.53% at September 30, 2016, compared to 1.62% at June 30, 2016, and 2.27% at September 30, 2015. The declining level of the allowance is primarily driven by declining charge-off levels and improving trends in credit quality. Net loan recoveries were $135,000 for the third quarter of 2016, compared to net charge-offs of $636,000 for the second quarter of 2016 and net charge-offs of $411,000 for the third quarter of 2015. The allowance for loan losses for loans evaluated collectively for impairment was 1.51% at September 30, 2016, compared with 1.66% at June 30, 2016, and 2.33% at September 30, 2015.

Because of ongoing improvements in asset quality and management’s assessment of risk in the loan portfolio, a negative provision of $750,000 was recorded for the third quarter of 2016, compared to a negative provision of $600,000 for the second quarter of 2016 and negative provision of $2.2 million in the third quarter of 2015.

Non-performing Assets – Non-performing assets, which include loans past due 90 days and still accruing, loans on nonaccrual, and other real estate owned (“OREO”), decreased to $17.2 million, or 1.88% of total assets at September 30, 2016, compared with $23.9 million, or 2.61% of total assets at June 30, 2016, and $46.2 million, or 4.85% of total assets at September 30, 2015.

Non-performing loans decreased to $10.1 million, or 1.62% of total loans, at September 30, 2016, compared with $11.6 million, or 1.86% of total loans at June 30, 2016, and $17.0 million, or 2.72% of total loans at September 30, 2015. The decrease from the previous quarter was primarily driven by $592,000 in principal payments received on nonaccrual loans, $667,000 of nonaccrual loans migrating to OREO, and $303,000 of charge-offs.

OREO at September 30, 2016, decreased to $7.1 million, compared with $12.3 million at June 30, 2016, and $29.2 million at September 30, 2015. The Company acquired $667,000 in OREO and sold $5.6 million in OREO during the third quarter of 2016. Fair value write-downs arising from lower marketing prices or new appraisals totaled $320,000 in the third quarter of 2016 compared with $150,000 in the second quarter of 2016 and $4.5 million in the third quarter of 2015.

The following table details past due loans and non-performing assets as of:

	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
	(in thousands)
Past due loans:
30 – 59 days	$2,335	$2,401	$1,829	$3,133	$1,972
60 – 89 days	273	336	62	241	578
90 days or more	—	—	—	—	—
Nonaccrual loans	10,099	11,599	11,119	14,087	16,987
Total past due and nonaccrual loans	$12,707	$14,336	$13,010	$17,461	$19,537

Loans past due 90 days or more	$—	$—	$—	$—	$—
Nonaccrual loans	10,099	11,599	11,119	14,087	16,987
OREO	7,098	12,322	17,861	19,214	29,177
Other repossessed assets	—	—	—	—	—
Total non-performing assets	$17,197	$23,921	$28,980	$33,301	$46,164

In addition to nonaccrual loans and OREO, loans classified as Troubled Debt Restructures (TDRs) and on accrual totaled $6.1 million at September 30, 2016, compared to $13.9 million at June 30, 2016, and $17.7 million at September 30, 2015.

Non-interest Income – Non-interest income decreased $47,000 to $1.1 million for the third quarter of 2016 compared with $1.2 million for the second quarter of 2016, and decreased $1.1 million compared with $2.2 million for the third quarter of 2015. The decrease in non-interest income from the third quarter of 2015 is due to the gain on extinguishment of junior subordinated debt of $883,000 recognized in 2015. Additionally, OREO income has continued to decline as income producing properties have been sold.

Non-interest Expense – Non-interest expense was unchanged at $7.9 million for the third quarter of 2016 compared to the second quarter of 2016, and decreased $5.0 million compared with $13.0 million for the third quarter of 2015. The decrease from the third quarter of 2015 was due to a decrease in OREO expense as a result of fewer write-downs during the third quarter of 2016.

Capital – On April 15, 2016, we completed a $5.03 million stock offering to accredited investors in a private placement transaction in which we issued 2,300,000 Common Shares and 1,100,000 Non-Voting Common Shares. Approximately $2.8 million of the proceeds were directed by the investors to make interest payments on the outstanding capital securities of the Company’s subsidiary trusts, which brought interest payments current through the second quarter of 2016. Also from the proceeds, the Company made a $500,000 capital contribution to PBI Bank and the balance of the proceeds will be used for general corporate purposes.

At September 30, 2016, PBI Bank’s Tier 1 leverage ratio was 6.97% compared with 6.65% at June 30, 2016, and its Total risk-based capital ratio was 11.18% at September 30, 2016, compared with 10.87% at June 30, 2016, which are below the minimums of 9.0% and 12.0% required by the Bank’s Consent Order. At September 30, 2016, Porter Bancorp’s leverage ratio was 6.21% compared with 5.87% at June 30, 2016, and its Total risk-based capital ratio was 11.57%, compared with 11.31% at June 30, 2016. At September 30, 2016, PBI Bank’s Common Equity Tier I risk-based capital ratio was 9.53% and Porter Bancorp’s Common Equity Tier I risk-based capital ratio was 6.37%.

Forward-Looking Statements
Statements in this press release relating to Porter Bancorp’s plans, objectives, expectations or future performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “may,” “should,” “anticipate,” “estimate,” “expect,” “intend,” “objective,” “possible,” “seek,” “plan,” “strive” or similar words, or negatives of these words, identify forward-looking statements. These forward-looking statements are based on management’s current expectations. Porter Bancorp’s actual results in future periods may differ materially from those indicated by forward-looking statements due to various risks and uncertainties, including our ability to reduce our level of higher risk loans such as commercial real estate and real estate development loans, reduce our level of non-performing loans and other real estate owned, and increase net interest income in a low interest rate environment, as well as our need to increase capital. These and other risks and uncertainties are described in greater detail under “Risk Factors” in the Company’s Form 10-K and subsequent periodic reports filed with the Securities and Exchange Commission. The forward-looking statements in this press release are made as of the date of the release and Porter Bancorp does not assume any responsibility to update these statements.

Additional Information
Unaudited supplemental financial information for the quarter ending September 30, 2016 follows.

PORTER BANCORP, INC. Unaudited Financial Information (in thousands, except share and per share data)

	Three	Three	Three	Nine	Nine
	Months	Months	Months	Months	Months
	Ended	Ended	Ended	Ended	Ended
	9/30/16	6/30/16	9/30/15	9/30/16	9/30/15

Income Statement Data
Interest income	$8,931	$8,705	$9,179	$26,821	$27,549
Interest expense	1,473	1,509	1,697	4,516	5,438
Net interest income	7,458	7,196	7,482	22,305	22,111
Provision (negative provision) for loan losses	(750)	(600)	(2,200)	(1,900)	(2,200)
Net interest income after provision	8,208	7,796	9,682	24,205	24,311

Service charges on deposit accounts	520	473	492	1,422	1,376
Bank card interchange fees	214	221	212	637	644
Other real estate owned income	46	149	380	451	1,109
Bank owned life insurance income	101	119	65	316	229
Gains (losses) on sales of securities, net	(16)	—	—	187	1,696
Gain on extinguishment of debt	—	—	883	—	883
Other	240	190	178	635	534
Non-interest income	1,105	1,152	2,210	3,648	6,471

Salaries & employee benefits	3,945	3,857	3,920	11,624	11,795
Occupancy and equipment	842	808	815	2,504	2,513
Professional fees	374	492	620	1,251	2,313
FDIC insurance	442	493	539	1,458	1,673
Data processing expense	295	295	278	887	860
State franchise and deposit tax	255	255	285	765	855
Other real estate owned expense	322	294	5,131	1,284	8,796
Loan collection expense	222	271	321	575	895
Other	1,223	1,171	1,059	3,599	3,694
Non-interest expense	7,920	7,936	12,968	23,947	33,394

Income (loss) before income taxes	1,393	1,012	(1,076)	3,906	(2,612)
Income tax expense (benefit)	—	—	—	21	—
Net income (loss)	1,393	1,012	(1,076)	3,885	(2,612)
Less:
Earnings (loss) allocated to participating securities	46	33	(45)	129	(338)
Net income (loss) attributable to common	$1,347	$979	$(1,031)	$3,756	$(2,274)

Weighted average shares – Basic	30,081,080	29,389,804	24,681,547	28,511,025	22,313,501
Weighted average shares – Diluted	30,081,080	29,389,804	24,681,547	28,511,025	22,313,501

Basic earnings (loss) per common share	$0.04	$0.03	$(0.04)	$0.13	$(0.10)
Diluted earnings (loss) per common share	$0.04	$0.03	$(0.04)	$0.13	$(0.10)
Cash dividends declared per common share	$0.00	$0.00	$0.00	$0.00	$0.00

PORTER BANCORP, INC. Unaudited Financial Information (in thousands, except share and per share data)

	Three	Three	Three	Nine	Nine
	Months	Months	Months	Months	Months
	Ended	Ended	Ended	Ended	Ended
	9/30/16	6/30/16	9/30/15	9/30/16	9/30/15

Average Balance Sheet Data
Assets	$917,625	$936,000	$968,471	$930,288	$994,355
Loans	626,095	619,253	639,954	621,824	641,489
Earning assets	864,307	876,721	903,857	874,185	923,318
Deposits	839,926	858,849	893,262	854,580	916,459
Long-term debt and advances	27,270	27,649	32,769	27,649	33,289
Interest bearing liabilities	748,585	766,712	813,753	764,852	838,207
Stockholders’ equity	42,170	39,214	30,920	38,324	32,876

Performance Ratios
Return on average assets	0.60%	0.43%	(0.44)%	0.56%	(0.35)%
Return on average equity	13.14	10.38	(13.81)	13.54	(10.62)
Yield on average earning assets (tax equivalent)	4.15	4.03	4.07	4.14	4.03
Cost of interest bearing liabilities	0.78	0.79	0.83	0.79	0.87
Net interest margin (tax equivalent)	3.47	3.34	3.33	3.45	3.25
Efficiency ratio	92.32	95.06	133.80	92.94	124.21

Loan Charge-off Data
Loans charged-off	$(405)	$(928)	$(1,580)	$(2,082)	$(5,171)
Recoveries	540	292	1,169	1,430	2,205
Net charge-offs	$135	$(636)	$(411)	$(652)	$(2,966)

Nonaccrual Loan Activity
Nonaccrual loans at beginning of period	$11,599	$11,119	$30,215	$14,087	$47,175
Net principal pay-downs	(592)	(731)	(9,028)	(4,035)	(25,118)
Charge-offs	(303)	(344)	(1,333)	(1,291)	(4,370)
Loans foreclosed and transferred to OREO	(667)	(135)	(3,495)	(1,243)	(4,440)
Loans returned to accrual status	(402)	(265)	(902)	(751)	(1,600)
Loans placed on nonaccrual during the period	464	1,955	1,530	3,332	5,340
Nonaccrual loans at end of period	$10,099	$11,599	$16,987	$10,099	$16,987

Troubled Debt Restructurings (TDRs)
Accruing	$6,114	$13,936	$17,656	$6,114	$17,656
Nonaccrual	3,379	3,453	3,788	3,379	3,788
Total	$9,493	$17,389	$21,444	$9,493	$21,444

Other Real Estate Owned (OREO) Activity
OREO at beginning of period	$12,322	$17,861	$39,545	$19,214	$46,197
Real estate acquired	667	135	3,495	1,243	4,450
Valuation adjustment write-downs	(320)	(150)	(4,450)	(970)	(7,080)
Proceeds from sales of properties	(5,623)	(5,638)	(9,397)	(12,610)	(14,417)
Gain (loss) on sales, net	52	114	(16)	221	27
OREO at end of period	$7,098	$12,322	$29,177	$7,098	$29,177

PORTER BANCORP, INC. Unaudited Financial Information (in thousands, except share and per share data)

	As of
	9/30/16	6/30/16	3/31/16	12/31/15	9/30/15

Assets
Loans	$621,697	$624,136	$619,827	$618,666	$624,414
Allowance for loan losses	(9,489)	(10,104)	(11,340)	(12,041)	(14,198)
Net loans	612,208	614,032	608,487	606,625	610,216
Loans held for sale	134	—	113	186	71
Securities held to maturity	41,883	41,948	42,011	42,075	42,138
Securities available for sale	142,433	143,145	141,525	144,978	146,837
Federal funds sold & interest bearing deposits	57,578	49,313	72,209	85,329	73,940
Cash and due from financial institutions	6,266	8,289	8,097	8,006	6,540
Premises and equipment	18,481	18,618	18,751	18,812	19,109
Bank owned life insurance	14,741	14,646	14,531	9,441	9,381
FHLB Stock	7,323	7,323	7,323	7,323	7,323
Other real estate owned	7,098	12,322	17,861	19,214	29,177
Accrued interest receivable and other assets	7,135	6,916	7,251	6,733	6,748
Total Assets	$915,280	$916,552	$938,159	$948,722	$951,480

Liabilities and Equity
Certificates of deposit	$454,742	$461,183	$478,965	$499,827	$534,031
Interest checking	88,386	90,806	96,465	97,515	83,247
Money market	140,995	135,643	134,684	125,935	119,324
Savings	33,816	34,616	35,197	34,677	35,131
Total interest bearing deposits	717,939	722,248	745,311	757,954	771,733
Demand deposits	119,005	117,843	120,302	120,043	106,160
Total deposits	836,944	840,091	865,613	877,997	877,893
FHLB advances	2,619	2,775	2,932	3,081	3,255
Junior subordinated debentures	24,375	24,600	24,825	25,050	25,275
Accrued interest payable and other liabilities	7,721	7,651	10,181	10,577	11,249
Total liabilities	871,659	875,117	903,551	916,705	917,672

Preferred stockholders’ equity	2,771	2,771	2,771	2,771	2,771
Common stockholders’ equity	40,850	38,664	31,837	29,246	31,037
Total stockholders’ equity	43,621	41,435	34,608	32,017	33,808
Total Liabilities and Stockholders’ Equity	$915,280	$916,552	$938,159	$948,722	$951,480

Ending shares outstanding	31,114,969	31,118,302	26,944,177	26,947,533	26,949,205
Book value per common share	$1.31	$1.24	$1.18	$1.09	$1.15
Tangible book value per common share	1.31	1.23	1.17	1.07	1.13

PORTER BANCORP, INC. Unaudited Financial Information (in thousands, except share and per share data)

	As of
	9/30/16	6/30/16	3/31/16	12/31/15	9/30/15
Asset Quality Data
Loan 90 days or more past due still on accrual	$—	$—	$—	$—	$—
Nonaccrual loans	10,099	11,599	11,119	14,087	16,987
Total non-performing loans	10,099	11,599	11,119	14,087	16,987
Real estate acquired through foreclosures	7,098	12,322	17,861	19,214	29,177
Other repossessed assets	—	—	—	—	—
Total non-performing assets	$17,197	$23,921	$28,980	$33,301	$46,164

Non-performing loans to total loans	1.62%	1.86%	1.79%	2.28%	2.72%
Non-performing assets to total assets	1.88	2.61	3.09	3.51	4.85
Allowance for loan losses to non-performing loans	93.96	87.11	101.99	85.48	83.58

Allowance for loans evaluated individually	$339	$146	$464	$428	$469
Loans evaluated individually for impairment	16,214	25,535	26,236	31,776	34,895
Allowance as % of loans evaluated individually	2.09%	0.57%	1.77%	1.35%	1.34%

Allowance for loans evaluated collectively	$9,150	$9,958	$10,876	$11,613	$13,729
Loans evaluated collectively for impairment	605,483	598,601	593,591	586,890	589,519
Allowance as % of loans evaluated collectively	1.51%	1.66%	1.83%	1.98%	2.33%

Allowance for loan losses to total loans	1.53%	1.62%	1.83%	1.95%	2.27%

Loans by Risk Category
Pass	$551,075	$547,853	$534,451	$517,484	$508,470
Watch	46,049	50,024	59,265	63,363	66,726
Special Mention	603	622	1,383	1,395	1,700
Substandard	23,970	25,637	24,728	36,424	47,518
Doubtful	—	—	—	—	—
Total	$621,697	$624,136	$619,827	$618,666	$624,414

Risk-based Capital Ratios - Company
Tier I leverage ratio	6.21%	5.87%	5.03%	4.74%	4.73%
Common equity Tier I risk-based capital ratio	6.37	6.11	5.21	5.09	5.07
Tier I risk-based capital ratio	8.48	8.16	7.03	6.89	6.86
Total risk-based capital ratio	11.57	11.31	10.46	10.46	10.40

Risk-based Capital Ratios – PBI Bank
Tier I leverage ratio	6.97%	6.65%	6.39%	6.08%	6.01%
Common equity Tier I risk-based capital ratio	9.53	9.22	8.94	8.84	8.73
Tier I risk-based capital ratio	9.53	9.22	8.94	8.84	8.73
Total risk-based capital ratio	11.18	10.87	10.64	10.58	10.50

FTE employees	233	239	246	244	246

CONTACT:
Porter Bancorp, Inc.
John T. Taylor, 502-499-4800
Chief Executive Officer